Exhibit 99.1

Pixelworks Reports Second Quarter 2021 Financial Results and Announces Realignment Plan and Strategic Equity Investments Into Pixelworks Shanghai
Revenue Increases More than 50% Sequentially and Year-over-Year, Driven by Continued Growth in Mobile and Strong Recovery in Projector Business
Announces Strategic Realignment Plan to Transform Shanghai Subsidiary into Profit Center for Mobile, Projector, and Video Delivery Businesses to Better Capture Accelerated Growth Opportunities in Asia
SAN JOSE, Calif., August 10, 2021 – Pixelworks, Inc. (NASDAQ: PXLW), a leading provider of innovative video and display processing solutions, today announced financial results for the second quarter ended June 30, 2021.
Second Quarter and Recent Highlights
•Mobile revenue increased sequentially and year-over-year to a record, driven by expanded adoption of both hardware and software-based visual processing solutions across a growing number of launched smartphones
•ASUS launched Zenfone 8 and Zenfone 8 Flip flagship smartphones incorporating Pixelworks’ leading color calibration, DC Dimming and HDR tone mapping technology
•Projector revenue increased over 100% sequentially and 30% year-over-year, reflecting a recovery in customer and end market demand
•Secured $10.6 million co-development agreement with existing Japanese OEM customer to develop an advanced SoC for a planned next-generation product family for the 3LCD Projector market
•Appointed Mr. Lei (Leo) Shen, a seasoned mobile industry executive, to the newly created position of Senior VP & General Manager to lead continued growth and expansion of Mobile business in China
•Announced a strategic plan to transform Pixelworks’ Shanghai subsidiary (“PWSH”) from an R&D center into a profit center for the Mobile, Projector, and Video Delivery businesses, including the positioning of that subsidiary to qualify and seek an initial public offering on the STAR Market in China
•Signed agreements for funding commitments into PWSH from private equity and strategic investors, with our existing partner MTM contributing amounts in RMB equivalent to approximately $20.0M and new investors Verisilicon, Canaan, and Chipone Technology contributing amounts in RMB equivalent to approximately $3.1M, $3.1M, and $4.6M, respectively
•Signed agreements for funding commitments into PWSH by employee stock ownership platforms representing approximately 75% of PWSH employees and totaling amounts in RMB equivalent to approximately $12.3M.
“We had a solid and very busy second quarter, highlighted by revenue growth of over 50% on both a sequential and year-over-year basis,” stated Todd DeBonis, President and CEO of Pixelworks. “Mobile revenue set another quarterly record, as we continued to gain increased traction across an expanded number of OEMs and launched models during the first half of the year. Also in the second quarter, our projector business benefited from a significant market recovery as well as increased demand, with revenue more than doubling from the first quarter. Consolidated gross margin also expanded significantly in the quarter to above 50% and contributed to sequential and year-over-year improvement in our bottom-line results.
“Additionally, as announced today we have completed a series of actions as part of a broader strategic plan designed to accelerate Pixelworks’ future growth and success by transforming our existing Shanghai R&D center (PWSH) into a profit center. This will enable us to enhance the focus of our mobile, projector, and video delivery businesses on their global center in Asia, increasing our ability to access capital, ecosystem partners, customers, and key talent. In conjunction with these efforts, we have secured commitments for significant capital investments in PWSH from a combination of private equity, strategic partners and our current employees in China. Longer-term, we intend to continue to take steps to qualify PWSH for an initial public offering on the STAR Market in China. We believe a listing in China will provide expanded access to future potential growth capital at what could be meaningfully higher valuations than what Pixelworks trades at today in the U.S. This plan will also allow Pixelworks to increase the focus on its TrueCut business, as well as other licensing opportunities.

“Overall, we have executed well during a dynamic and supply-constrained environment. Our team’s aggressive and ongoing efforts to secure committed capacity from both our foundry and backend packaging partners has been effective and enabled us to support a large majority of the product demand from our customers. We’ve also expanded our pipeline of mobile design-ins on next-generation smartphones across both existing and new tier-one mobile OEMs. In July, we taped-out our seventh-generation visual processor for Mobile, which we will be sampling with select customers in the third quarter. Looking to the second half of the year and into the first half of 2022, we have strong bookings from a combination of mobile and projector customers. The magnitude of our growth will depend on continued execution from all areas of the organization and support from our supply chain partners.”
Strategic Plan and Pixelworks Shanghai Subsidiary
The Company has been engaged in a strategic plan to transform its existing subsidiary, Pixelworks Semiconductor Technology (Shanghai) Co., Ltd (“PWSH”) into a profit center for its mobile, projector, and video delivery businesses. The global center of those businesses continues to be in Asia, and the steps taken by the Company to date and going forward are intended to improve its ability to access capital, customers, and talent. The Company has operated PWSH as its primary R&D center in Asia for over 15 years and feels that the time is right to take advantage of that existing footprint and develop PWSH as a full profit-and-loss center underneath the Company for the mobile, projector, and video delivery businesses. Most of these steps have been completed or will be completed before the end of 2021.
This plan will further enable PWSH to seek qualification to file an application for an initial public offering on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd, known as the STAR Market (the “Listing”). The Company believes that the Listing will have many benefits, including improved access to new capital markets and the funding of its growth worldwide. The Company presently intends to qualify PWSH to apply for the Listing so that the Listing is consummated in the first half of 2023.
In support of its strategic plan, Pixelworks entered into an agreement with a private equity fund and other strategic investors that are based in China, as well as with entities owned by approximately 75% of PWSH employees, under which committed investments will be made in exchange for equity interest in PWSH. The private equity funds are affiliates of MTM, to which the Company sold common stock in December of 2020, and the strategic investors are funds owned by Verisilicon, Canaan, and Chipone Technology.
In aggregate, the capital increase agreements consist of the commitment by employee entities to pay amounts in RMB equating to approximately $12.3 million in exchange for total equity interest of 5.95% in PWSH, reflecting a pre-money valuation of the RMB equivalent of approximately $172.7 million, and by non-employee investors to pay amounts in RMB equivalent to approximately $30.8 million in exchange for total equity interest of 10.45% in PWSH, reflecting a pre-money valuation of the RMB-equivalent of approximately $246.8 million. Following the closing of these transactions, Pixelworks would continue to hold an 83.6% equity interest in PWSH.
The Company will continue to maintain its global headquarters in the United States and operate its TrueCut business, as well as other licensing businesses, out of that headquarters. The Company is committed to maintaining its listing on the Nasdaq Global Market.
Additional information related to the strategic plan and associated capital increase agreements can be found in the Company's Securities and Exchange Commission filings, including the Form 8-K filed August 9, 2021.
Second Quarter Fiscal 2021 Financial Results
Revenue in the second quarter of 2021 was $14.1 million, compared to $9.3 million in the first quarter of 2021 and $9.3 million in the second quarter of 2020. The over 50% sequential and year-over-year increase in second quarter revenue reflected a significant rebound in demand in the projector market combined with continued strong growth and record revenue in the mobile market.
On a GAAP basis, gross profit margin in the second quarter of 2021 was 50.6%, compared to 40.2% in the first quarter of 2021 and 54.6% in the second quarter of 2020. Second quarter 2021 GAAP operating expenses were $11.6 million, compared to $11.6 million in the first quarter of 2021 and $11.5 million in the year-ago quarter.
On a non-GAAP basis, second quarter 2021 gross profit margin was 52.7%, compared to 43.7% in the first quarter of 2021 and 59.2% in the year-ago quarter. Second quarter 2021 non-GAAP operating expenses were $10.1 million, compared to $10.2 million in the second quarter of 2020 and $9.3 million in the year-ago quarter.

For the second quarter of 2021, the Company recorded a GAAP net loss of $4.4 million, or ($0.08) per share, compared to a GAAP net loss of $8.1 million, or ($0.16) per share, in the first quarter of 2021 and a GAAP net loss of $6.6 million, or ($0.17) per share, in the year-ago quarter.
For the second quarter of 2021, the Company recorded a non-GAAP net loss of $2.6 million, or ($0.05) per share, compared to a non-GAAP net loss of $6.4 million, or ($0.12) per share, in the first quarter of 2021, and a non-GAAP net loss of $3.9 million, or ($0.10) per share, in the second quarter of 2020.
Adjusted EBITDA in the second quarter of 2021 was a negative $1.8 million, compared to a negative $5.2 million in the first quarter of 2021 and a negative $2.9 million in the year-ago quarter.
Cash, cash equivalents and short-term investments at the end of the second quarter of 2021 were $23.6 million, compared to $25.4 million at the end of the first quarter of 2021.
Business Outlook
The Company’s current business outlook, including guidance for the third quarter of 2021, will be provided as part of the scheduled conference call.
Conference Call Information
Pixelworks will host a conference call today, August 10, 2021, at 2:00 p.m. Pacific Time, which can be accessed by calling 1-877-359-9508 and using passcode 5398425. A live audio webcast of the call can also be accessed by visiting the Company's investor page at www.pixelworks.com. For those unable to listen to the live webcast, it will be archived for approximately 90 days. A replay of the conference call will also be available through Tuesday, August 17, 2021, and can be accessed by calling 1-855-859-2056 and using passcode 5398425.
About Pixelworks, Inc.
Pixelworks provides industry-leading content creation, video delivery and display processing solutions and technology that enable highly authentic viewing experiences with superior visual quality, across all screens – from cinema to smartphone and beyond. The Company has a 20-year history of delivering image processing innovation to leading providers of consumer electronics, professional displays, and video streaming services. Pixelworks is headquartered in San Jose, CA. For more information, please visit the company's web site at www.pixelworks.com.
Note: Pixelworks, the Pixelworks logo and MotionEngine are registered trademarks of Pixelworks, Inc.
Non-GAAP Financial Measures
This earnings release makes reference to non-GAAP gross profit margins, non-GAAP operating expenses, non-GAAP net loss and non-GAAP net loss per share, which exclude amortization of acquired intangible assets, stock-based compensation expense, and restructuring expenses, which are all required under GAAP as well as the tax effect of the non-GAAP adjustments. The press release also makes reference to and reconciles GAAP net loss and adjusted EBITDA, which Pixelworks defines as GAAP net loss before interest income and other, net, income tax provision, depreciation and amortization, as well as the specific items listed above.
Pixelworks management uses these non-GAAP financial measures internally to understand, manage and evaluate the business and establish its operational goals, review its operations on a period-to-period basis, for compensation evaluations, to measure performance, and for budgeting and resource allocation. Pixelworks management believes it is useful for the Company and investors to review, as applicable, both GAAP information and non-GAAP financial measures to help assess the performance of Pixelworks’ continuing business and to evaluate Pixelworks’ future prospects. These non-GAAP measures, when reviewed together with the GAAP financial information, provide additional transparency and information for comparison and analysis of operating performance and trends. These non-GAAP measures exclude certain items to facilitate management’s review of the comparability of our core operating results on a period-to-period basis.
Because the Company’s non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures and should be read only in conjunction with the Company’s consolidated financial results as presented in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial measures is included in this earnings release which is available in the investor relations section of the Pixelworks' website.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of terms such as “begin,” “continue,” “will,” “expect”, “believe,” “anticipate” and similar terms or the negative of such terms, and include, without limitation, statements about the Company’s digital projection, mobile, and video delivery businesses, including market movement and demand, customer engagements, growth in the mobile market, recovery of the projector market, strategy, and additional guidance, particularly as to the business outlook and current market environment and the impact of the COVID-19 pandemic on the same; the sale of PWSH securities to purchasers, including the timing thereof, the expected proceeds and use thereof, and the resulting ownership of PWSH; the Company’s strategic plan of re-aligning its mobile, projector, and video delivery businesses and timing and expectations related thereto, including the Listing and timing and benefits thereof, including improved access to new capital markets and the funding of its growth worldwide; any expected valuation of PWSH for the Listing; and the Company’s expectations regarding its global headquarters, its listing on the Nasdaq Global Market, and its plans with respect to its TrueCut and licensing businesses. All statements other than statements of historical fact are forward-looking statements for purposes of this release, including any projections of revenue or other financial items or any statements regarding the plans and objectives of management for future operations. Such statements are based on management's current expectations, estimates and projections about the Company's business. These statements are not guarantees of future performance and involve numerous risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward looking statements due to many factors, including, without limitation: our ability to execute on our strategy; competitive factors, such as rival chip architectures, introduction or traction by competing designs, or pricing pressures; the success of our products in expanding markets; current global economic challenges; changes in the digital display and projection markets; seasonality in the consumer electronics market; our efforts to achieve profitability from operations; our limited financial resources; our ability to attract and retain key personnel; changes in the requirements for listing on the STAR Market; and the impact of the COVID-19 pandemic on our business and on our suppliers and customers. More information regarding potential factors that could affect the Company's financial results and could cause actual results to differ materially from those discussed in the forward-looking statements is included from time to time in the Company's Securities and Exchange Commission filings, including its Annual Report on Form 10-K for the year ended December 31, 2020 as well as subsequent SEC filings.
The forward-looking statements contained in this release are as of the date of this release, and the Company does not undertake any obligation to update any such statements, whether as a result of new information, future events or otherwise.
[Financial Tables Follow]

PIXELWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Revenue, net	$14,051	$9,270	$9,253	$23,321	$23,027
Cost of revenue (1)	6,940	5,545	4,204	12,485	11,203
Gross profit	7,111	3,725	5,049	10,836	11,824
Operating expenses:
Research and development (2)	6,671	6,785	6,314	13,456	12,581
Selling, general and administrative (3)	4,896	4,854	5,156	9,750	10,349
Restructuring	—	—	—	—	592
Total operating expenses	11,567	11,639	11,470	23,206	23,522
Loss from operations	(4,456)	(7,914)	(6,421)	(12,370)	(11,698)
Interest income (expense) and other, net	181	56	(24)	237	30
Total other income (expense), net	181	56	(24)	237	30
Loss before income taxes	(4,275)	(7,858)	(6,445)	(12,133)	(11,668)
Provision for income taxes	107	217	107	324	283
Net loss	$(4,382)	$(8,075)	$(6,552)	$(12,457)	$(11,951)
Net loss per share - basic and diluted	$(0.08)	$(0.16)	$(0.17)	$(0.24)	$(0.31)
Weighted average shares outstanding - basic and diluted	52,283	51,673	39,444	51,980	39,156
——————
(1) Includes:
Amortization of acquired intangible assets	218	245	298	463	596
Stock-based compensation	76	79	127	155	228
(2) Includes stock-based compensation	610	581	806	1,191	1,454
(3) Includes:
Stock-based compensation	820	772	1,310	1,592	2,383
Amortization of acquired intangible assets	53	60	76	113	152

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit
GAAP gross profit	$7,111	$3,725	$5,049	$10,836	$11,824
Amortization of acquired intangible assets	218	245	298	463	596
Stock-based compensation	76	79	127	155	228
Total reconciling items included in gross profit	294	324	425	618	824
Non-GAAP gross profit	$7,405	$4,049	$5,474	$11,454	$12,648
Non-GAAP gross profit margin	52.7%	43.7%	59.2%	49.1%	54.9%
Reconciliation of GAAP and non-GAAP operating expenses
GAAP operating expenses	$11,567	$11,639	$11,470	$23,206	$23,522
Reconciling item included in research and development:
Stock-based compensation	610	581	806	1,191	1,454
Reconciling items included in selling, general and administrative:
Stock-based compensation	820	772	1,310	1,592	2,383
Amortization of acquired intangible assets	53	60	76	113	152
Restructuring	—	—	—	—	592
Total reconciling items included in operating expenses	1,483	1,413	2,192	2,896	4,581
Non-GAAP operating expenses	$10,084	$10,226	$9,278	$20,310	$18,941
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(4,382)	$(8,075)	$(6,552)	$(12,457)	$(11,951)
Reconciling items included in gross profit	294	324	425	618	824
Reconciling items included in operating expenses	1,483	1,413	2,192	2,896	4,581
Tax effect of non-GAAP adjustments	4	(20)	18	(16)	(7)
Non-GAAP net loss	$(2,601)	$(6,358)	$(3,917)	$(8,959)	$(6,553)

Non-GAAP net loss per share - basic and diluted	$(0.05)	$(0.12)	$(0.10)	$(0.17)	$(0.17)

Non-GAAP weighted average shares outstanding - basic and diluted	52,283	51,673	39,444	51,980	39,156

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP EARNINGS PER SHARE
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended						Six Months Ended
	June 30,		March 31,		June 30,		June 30,		June 30,
	2021		2021		2020		2021		2020
	Dollars per share		Dollars per share		Dollars per share		Dollars per share		Dollars per share
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Reconciliation of GAAP and non-GAAP net loss
GAAP net loss	$(0.08)	$(0.08)	$(0.16)	$(0.16)	$(0.17)	$(0.17)	$(0.24)	$(0.24)	$(0.31)	$(0.31)
Reconciling items included in gross profit	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.01	0.02	0.02
Reconciling items included in operating expenses	0.03	0.03	0.03	0.03	0.06	0.06	0.06	0.06	0.12	0.12
Non-GAAP net loss	$(0.05)	$(0.05)	$(0.12)	$(0.12)	$(0.10)	$(0.10)	$(0.17)	$(0.17)	$(0.17)	$(0.17)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP GROSS PROFIT MARGIN *
(Figures may not sum due to rounding)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP and non-GAAP gross profit margin
GAAP gross profit margin	50.6%	40.2%	54.6%	46.5%	51.3%
Amortization of acquired intangible assets	1.6	2.6	3.2	2.0	2.6
Stock-based compensation	0.5	0.9	1.4	0.7	1.0
Total reconciling items included in gross profit	2.1	3.5	4.6	2.6	3.6
Non-GAAP gross profit margin	52.7%	43.7%	59.2%	49.1%	54.9%

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors.

PIXELWORKS, INC.
RECONCILIATION OF GAAP AND NON-GAAP FINANCIAL INFORMATION *
(In thousands)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP net loss and adjusted EBITDA
GAAP net loss	$(4,382)	$(8,075)	$(6,552)	$(12,457)	$(11,951)
Stock-based compensation	1,506	1,432	2,243	2,938	4,065
Amortization of acquired intangible assets	271	305	374	576	748
Tax effect of non-GAAP adjustments	4	(20)	18	(16)	(7)
Restructuring	—	—	—	—	592
Non-GAAP net loss	$(2,601)	$(6,358)	$(3,917)	$(8,959)	$(6,553)
EBITDA adjustments:
Depreciation and amortization	$906	$1,016	$871	$1,922	$1,893
Non-GAAP interest expense (income) and other, net	(181)	(56)	24	(237)	(30)
Non-GAAP provision for income taxes	103	237	89	340	290
Adjusted EBITDA	$(1,773)	$(5,161)	$(2,933)	$(6,934)	$(4,400)

*Set forth above are reconciliations of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the reconciliations from GAAP to Non-GAAP actuals should be carefully evaluated. Please refer to "Non-GAAP Financial Measures” in this document for an explanation of the adjustments made to the comparable GAAP measures, the ways management uses the non-GAAP measures, and the reasons why management believes the non-GAAP measures provide useful information for investors

PIXELWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$23,624	$31,257
Short-term marketable securities	—	250
Accounts receivable, net	6,351	4,672
Inventories	1,577	2,445
Prepaid expenses and other current assets	1,888	1,010
Total current assets	33,440	39,634
Property and equipment, net	3,900	5,103
Operating lease right of use assets	6,013	6,606
Other assets, net	992	1,081
Acquired intangible assets, net	631	1,207
Goodwill	18,407	18,407
Total assets	$63,383	$72,038
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,664	$995
Accrued liabilities and current portion of long-term liabilities	8,745	9,452
Current portion of income taxes payable	140	147
Total current liabilities	11,549	10,594
Long-term liabilities, net of current portion	569	1,007
Operating lease liabilities, net of current portion	4,178	5,088
Income taxes payable, net of current portion	2,673	2,479
Total liabilities	18,969	19,168
Shareholders’ equity	44,414	52,870
Total liabilities and shareholders’ equity	$63,383	$72,038

Contacts:
Investor Contact
Shelton Group
Brett Perry
P: +1-214-272-0070
E: bperry@sheltongroup.com

Company Contact
Pixelworks, Inc.
Elias Nader
P: +1-408-200-9271
E: enader@pixelworks.com